Exhibit 99.1

Valens Semiconductor, Market Leader in High-Speed Connectivity, to Become Public Company and List on NYSE

Business Combination with PTK Acquisition Corp. Valued at $1.16 Billion

•	With a proven track record of successful technology innovation and standard setting for high-speed wired connectivity solutions, Valens has shipped over 25 million chipsets worldwide

•	In high volume production with several automotive customers as well as with key major players in the audio-video industry

•	Compelling financial model with high levels of revenue visibility and attractive gross margins

•

Transaction proceeds of approximately $240 million, including up to $115 million in trust from PTK Acquisition Corp. (assuming no redemptions) and $125 million in cash from a fully subscribed PIPE offering led by an established global institutional investor, as well as by Mediatek, a leading global semiconductor company for mobile, home and automotive

•	Proceeds will be used to accelerate development and commercialization of next generation products and to fully fund the company through profitability

HOD HASHARON, Israel and NEW YORK, May 25, 2021 /PRNewswire/ — Valens, a premier provider of high-speed connectivity solutions for the audio-video and automotive markets, and PTK Acquisition Corp. (NYSE: PTK.U) (“PTK”), a special purpose acquisition company, today announced they have entered into a definitive business combination agreement. The combined company will be called Valens and will trade on the New York Stock Exchange under the symbol “VLN” following the close of the transaction.

Gideon Ben-Zvi, CEO of Valens said, “Valens sets the bar in every industry we touch. Our chipsets are in high volume production with several leading automotive Tier-1s and are currently on the road in Daimler vehicles. The automotive market presents an immense opportunity that will continue to grow as OEMs introduce new vehicles with far more sensors and displays than ever before. Valens’ upcoming standard-compliant chipsets are poised to revolutionize the global automotive industry with connectivity solutions for infotainment applications, ADAS systems and autonomous driving. In audio-video, our HDBaseT technology is a leading standard for long-range connectivity and is embedded into thousands of products from top-brand manufacturers.”

Valens chipsets transmit video and data at industry-leading multi-gigabit bandwidth over long-reach, space-efficient wiring infrastructure, guaranteeing error-free links with zero latency — all at the lowest total system cost.

Valens’ superior technology has enabled the company to set industry standards across markets. In automotive, Valens is driving the next stages in the evolution of advanced driver-assistance systems (ADAS) and autonomous driving, which require an ever-increasing number of mission-critical sensors in the vehicle. Valens’ high-speed connectivity is a leading solution for safety and reliably handling the massive amounts of data generated by these sensors. As a result, the company’s technology was selected as the baseline for MIPI A-PHY, the new global automotive video connectivity standard, giving the company a significant first-mover advantage.

In audio-video, Valens is a market leader in long-reach connectivity, where its HDBaseT technology is a leading industry standard. This established business is experiencing strong growth fueled by a surge in demand for video conferencing, hybrid education, and remote healthcare.

Peter Kuo, CEO of PTK Acquisition Corp., stated, “With Valens, PTK identified a rare opportunity to combine with a company that is defining the future of connectivity and is validated by multiple industry standards. With a proven track record of success, Valens is public company ready, with a large addressable market, marquee customers, and a compelling business model with a high degree of revenue visibility. We are thrilled to partner with Valens’ best-in-class management team as they leverage the capital from this transaction to fuel sustained growth and success.”

Transaction Overview

The Board of Directors of each of Valens and PTK have unanimously approved the transaction. The transaction requires the approval of the stockholders of PTK and Valens and is subject to customary closing conditions, including a registration statement being declared effective by the Securities and Exchange Commission (“SEC”). The transaction is expected to close in the fall of 2021.

The transaction is expected to deliver approximately $240 million of gross proceeds, including up to $115 million of cash held in PTK’s trust account (assuming no redemptions) and $125 million from a fully subscribed PIPE offering led by an established global institutional investor, as well as by Mediatek, a leading global semiconductor company for mobile, home and automotive. PTK’s sponsor will also be participating in the PIPE offering. This business combination values the post-transaction Valens at an initial pro-forma equity value of approximately $1.16 billion.

Valens shareholders will continue to hold their existing equity in the combined company.

Following completion of the transaction, Valens will continue to be led by its experienced management team, with Gideon Ben-Zvi as CEO, Dror Heldenberg as CFO, and all six Valens founders retaining their senior management or board positions. Ker Zhang from PTK will join the Valens board of directors upon closing of the transaction.

Advisors

BofA Securities is acting as exclusive financial advisor to Valens. Citigroup, BofA Securities and Oppenheimer are joint placement agents on the PIPE.

Davis Polk & Wardwell LLP and Meitar Law Offices are serving as legal advisor for Valens in the U.S. and Israel, respectively. Financial Profiles, Inc. is serving as investor relations advisor for Valens. Goodwin Procter LLP and Goldfarb Seligman & Co. are serving as legal advisors to PTK in the U.S. and Israel, respectively. Winston & Strawn LLP is acting as legal advisor to Citigroup, BofA Securities and Oppenheimer.

Investor Webcast Information

Valens and PTK are hosting a webcast to present the Valens corporate story and to review the proposed transaction. To access the webcast, which is available now, please visit Valens’ website at https://www.valens.com/investors or PTK’s website at https://www.ptktech.com It will also be filed with the SEC as an exhibit to PTK’s Current Report on Form 8-K prior to the webcast, and available on the SEC website at www.sec.gov.

About Valens

Valens is a leading provider of semiconductor products, pushing the boundaries of connectivity by enabling long-reach, high-speed video and data transmission for the audio-video and automotive industries. Valens’ Emmy® award-winning HDBaseT technology is the leading standard in the professional audio-video market with tens of millions of Valens’ chipsets integrated into thousands of HDBaseT-enabled products. Valens Automotive is a key enabler of the evolution of autonomous driving, providing chipsets that are on the road in vehicles around the world. The underlying technology has been selected to become the basis for MIPI A-PHY, the global standard for automotive connectivity. Founded in 2006, Valens is based in Hod Hasharon, Israel, with offices in the US, Europe and Asia. For more information: www.valens.com.

About PTK Acquisition Corp.

PTK Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. With extensive operational and investment experience in the hardware and semiconductor industries, the PTK management team leverages global market relationships to tap into synergies across the electronics and automotive value chain. PTK Acquisition Corp. targets companies that focus on the most innovative subsectors within corporate and institutional information technology, hardware and software systems, and markets for the consumer-oriented gaming and digital entertainment. For more information: www.ptktech.com.

Important Information and Where to Find It

The proposed business combination will be submitted to shareholders of PTK for their consideration. Valens intends to file a registration statement on Form F-4 (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to PTK’s shareholders in connection with PTK’s solicitation for proxies for the vote by PTK’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to PTK’s shareholders in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, PTK will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. PTK’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with PTK’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about PTK, Valens and the proposed business combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by PTK, without charge, at the SEC’s website located at www.sec.gov or by directing a request to PTK Acquisition Corp., 4601 Wilshire, Boulevard, Suite 240, Los Angeles, California 90010.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

PTK, Valens and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from PTK’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of PTK’s shareholders in connection with the proposed business combination will be set forth in PTK’s proxy statement / prospectus when it is filed with the SEC. You can find more information about PTK’s directors and executive officers in PTK’s 10-K filed with the SEC on April 1, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Non-Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated transaction and future economic and market conditions. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Valens’ and PTK’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Valens and PTK. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of PTK or Valens is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Valens; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; Valens’ ability to manage future growth; Valens’ ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to them; the effects of competition on Valens’ future business; the amount of redemption requests made by PTK’s public shareholders; the ability of PTK or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the effects of health epidemics, such as the recent global COVID-19 pandemic, have had and could in the future have on Valens’ revenue, its employees and results of operations; the cyclicality of the semiconductor industry; Valens’ ability to adjust its supply chain volume due to changing market conditions or failure to estimate its customers’ demand, including during any downturn in the automotive or audio-video markets; disruptions in relationships with any one of Valens’ key customers; difficulty selling products if customers do not design Valens products into their product offerings; Valens’ dependence on winning selection processes and ability to generate timely or sufficient net sales or margins from those wins; political conditions in Israel; and those factors discussed in PTK’s 10-K filed with the SEC on April 1, 2021 under the heading “Risk Factors,” and other documents of PTK filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Valens nor PTK presently know or that Valens and PTK currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Valens’ and PTK’s expectations, plans or forecasts of future events and views as of the date of this press release. Valens and PTK anticipate that subsequent events and developments will cause Valens’ and PTK’s assessments to change. However, while Valens and PTK may elect to update these forward-looking statements at some point in the future, Valens and PTK specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Valens’ and PTK’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Valens

Media:

Pat Burek

Financial Profiles, Inc.

US: +1 310-622-8224

Valens@finprofiles.com

Justine Rosin

Headline Media

IL:+972 54 885 9141

US:+1 917 724 2176

Valens@headline.media

Investors:

Matthew Keating, CFA

Financial Profiles, Inc.

US: +1 310-622-8230

ValensIR@finprofiles.com

Larry Clark, CFA

Financial Profiles, Inc.

U.S.: +1 310-622-8223

ValensIR@finprofiles.com

PTK Acquisition Corp.

Ker Zhang

Secretary and Director

kerzhang@ptktech.com